EXHIBIT 11



                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                             Life USA HOLDING, INC.
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)

                                                            Three months ended June 30,    Six months ended June 30,
                                                                1996           1995           1996           1995
                                                            -----------     -----------    ----------     ----------
PRIMARY
Average shares outstanding and to be issued                  20,815,668     20,254,407     20,590,362     20,235,465

Net effect of dilutive stock options and warrants having
   exercise prices less than the average market price
   of the common stock using the treasury stock method          133,335        190,105        135,901        188,595

Common equivalent shares assuming conversion
   of convertible subordinated debentures                     2,400,000      2,400,000      2,400,000      1,763,536
                                                            -----------    -----------    -----------    -----------

Total common and common equivalent shares                    23,349,003     22,844,512     23,126,263     22,187,596
                                                            ===========    ===========    ===========    ===========

Net income                                                  $     5,666    $     4,959    $    10,287    $     8,664

Add convertible subordinated debenture interest,
   net of federal income tax effect                                 218            219            435            322
                                                            -----------    -----------    -----------    -----------

Adjusted net income                                         $     5,884    $     5,178    $    10,722    $     8,986
                                                            ===========    ===========    ===========    ===========

Per common and common equivalent share amount               $       .25    $       .23    $       .46    $       .40
                                                            ===========    ===========    ===========    ===========

FULLY DILUTED
Average shares outstanding and to be issued                  20,815,668     20,254,407     20,590,362     20,235,465

Net effect of dilutive stock options and warrants
   having exercise prices less than the greater of
   the average or the end of period market price of
   the common stock using the treasury stock method             157,655        190,042        148,055        198,201

Common equivalent shares assuming conversion
   of convertible subordinated debentures                     2,400,000      2,400,000      2,400,000      1,763,536
                                                            -----------    -----------    -----------    -----------

Total common and common equivalent shares                    23,373,323     22,844,449     23,138,417     22,197,202
                                                            ===========    ===========    ===========    ===========

Net income                                                  $     5,666    $     4,959    $    10,287    $     8,664

Add convertible subordinated debenture interest,
   net of federal income tax effect                         $       218    $       219    $       435    $       322
                                                            -----------    -----------    -----------    -----------

Adjusted net income                                         $     5,884    $     5,178    $    10,722    $     8,986
                                                            ===========    ===========    ===========    ===========

Per common and common equivalent share amount               $       .25    $       .23    $       .46    $       .40
                                                            ===========    ===========    ===========    ===========